CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Statement by Experts" and to the use of our reports dated June 28, 2012 in the Registration Statement on Form 20-F of Morria Biopharmaceuticals, PLC., dated June 28, 2012.

Tel Aviv, Israel	/s/ Kost Forer Gabbay & Kasierer KOST, FORER, GABBAY & KASIERER

June 28, 2012	A member of Ernst & Young Global